Exhibit 99.1

Investors & Reporters May Contact:
Matt Pettoni
VP & Treasurer
(770) 418-8219
ir@asburyauto.com

 ASBURY AUTOMOTIVE GROUP ANNOUNCES RECORD
2015 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

Record fourth quarter adjusted EPS from continuing operations of $1.31 per diluted share, up 22% over adjusted prior year quarter
Record full year adjusted EPS from continuing operations of $5.57 per diluted share, up 27% over adjusted prior year

Duluth, GA, February 4, 2016 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the fourth quarter 2015 of $32.8 million, or $1.31 per diluted share, versus adjusted income from continuing operations in the fourth quarter 2014 of $31.4 million, or $1.07 per diluted share, a 22% increase per diluted share. The fourth quarter of 2015 benefited from a favorable tax rate of 37.2% versus 39.0% during the fourth quarter of 2014. Income from continuing operations for the fourth quarter 2015 included a $13.5 million pre-tax gain on divestitures, or $0.34 per diluted share. Income from continuing operations for the fourth quarter 2014 included a $31.9 million pre-tax loss on extinguishment of long-term debt, or $0.66 per diluted share. Net income for the fourth quarter 2015 was $41.1 million, or $1.64 per diluted share, compared to $11.8 million, or $0.40 per diluted share in the prior year period. See attached reconciliation for reported adjustments related to both of these periods.
Fourth Quarter 2015 Operational Highlights (compared to the prior year period):

•	Total revenues increased 9% to $1.6 billion

•	New vehicle revenue up 9%; gross profit down 3%

•	Used vehicle retail revenue up 9%; gross profit was flat

•	Finance and insurance revenue up 13%

•	Parts and service revenue up 8%; gross profit up 9%

•	Total gross profit increased 6%

•	SG&A expense as a percent of gross profit increased 50 basis points to 70.5%

•	Income from operations increased 6%

•	Income from operations as a percentage of revenue was 4.2%

Strategic Highlights:

•	In October 2015, issued an additional $200 million of our 6.0% Senior Subordinated Notes due in 2024

•	Repurchased $44 million of common stock during Q4 and $304 million for the full year 2015

•	Sold two Nissan franchises, one VW franchise, and one Mazda franchise

•	In January 2016, the Board reset our total share repurchase authorization to $300 million

“Asbury is pleased to announce another record fourth quarter,” said Craig Monaghan, Asbury's President and Chief Executive Officer. “We continue to execute our two-part strategy: to drive operational excellence and to deploy capital to its highest returns. In 2015, we acquired dealerships representing over $160 million in annualized revenues, reduced our share count by approximately 13%, and grew income from operations 12%.”
“We continued to experience margin pressure on both new and used vehicles in the fourth quarter,” said Asbury's Executive Vice President and Chief Operating Officer, David Hult. “Despite this margin pressure, our diversified business model enabled us to deliver same store gross profit growth as parts and service and F&I delivered a combined 8% growth.”
For the year ended December 31, 2015, the Company reported adjusted income from continuing operations of $147.0 million, or $5.57 per diluted share, versus adjusted income from continuing operations for the full year 2014 of $131.5 million, or $4.37 per diluted share. See attached reconciliation for reported adjustments related to both of these periods. Net income for the full year 2015 was $169.2 million, or $6.41 per diluted share, compared to $111.6 million, or $3.71 per diluted share in the prior year period.
The conference call will be today at 10:00 a.m. Eastern Time and will also be simulcast live on the Internet. The simulcast can be accessed by logging onto www.asburyauto.com or www.ccbn.com.  A replay will be available at these sites for 30 days. In addition, a live audio of the call will be accessible to the public by calling (800) 768-6544 (domestic), or (785) 830-7990 (international); passcode - 312559.  Callers should dial in approximately 5 to 10 minutes before the call begins. A conference call replay will be available two hours following the call for seven days, and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode - 312559.
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (“Asbury”), a Fortune 500 company headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automotive retailers in the U.S.  Built through a combination of organic growth and a series of strategic acquisitions, Asbury operated 81 dealership locations, encompassing 99 franchises for the sale and servicing of 28 domestic and foreign brands of new vehicles as of December 31, 2015.  We also operated 25 collision repair centers and 3 stand-alone used vehicle stores as of December 31, 2015. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2015	2014
REVENUE:
New vehicle	$931.8	$851.8	$80.0	9%
Used vehicle:
Retail	407.7	375.0	32.7	9%
Wholesale	50.0	47.3	2.7	6%
Total used vehicle	457.7	422.3	35.4	8%
Parts and service	185.2	170.7	14.5	8%
Finance and insurance, net	65.8	58.2	7.6	13%
TOTAL REVENUE	1,640.5	1,503.0	137.5	9%
GROSS PROFIT:
New vehicle	50.5	51.9	(1.4)	(3)%
Used vehicle:
Retail	30.5	30.5	—	—%
Wholesale	(1.1)	(1.4)	0.3	(21)%
Total used vehicle	29.4	29.1	0.3	1%
Parts and service	114.7	105.4	9.3	9%
Finance and insurance, net	65.8	58.2	7.6	13%
TOTAL GROSS PROFIT	260.4	244.6	15.8	6%
OPERATING EXPENSES:
Selling, general and administrative	183.5	171.1	12.4	7%
Depreciation and amortization	7.5	7.0	0.5	7%
Other operating (income) expense, net	(0.3)	0.8	(1.1)	(138)%
INCOME FROM OPERATIONS	69.7	65.7	4.0	6%
OTHER (INCOME) EXPENSES:
Floor plan interest expense	4.1	3.1	1.0	32%
Other interest expense, net	12.5	10.7	1.8	17%
Swap interest expense	1.0	0.5	0.5	100%
Loss on extinguishment of long-term debt, net	—	31.9	(31.9)	(100)%
Gain on divestitures	(13.5)	—	(13.5)	NM
Total other (income) expenses, net	4.1	46.2	(42.1)	(91)%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	65.6	19.5	46.1	236%
Income tax expense	24.4	7.6	16.8	221%
INCOME FROM CONTINUING OPERATIONS	41.2	11.9	29.3	246%
Discontinued operations, net of tax	(0.1)	(0.1)	—	—%
NET INCOME	$41.1	$11.8	$29.3	248%
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$1.65	$0.41	$1.24	302%
Discontinued operations	—	—	—	—%
Net income	$1.65	$0.41	$1.24	302%
Diluted—
Continuing operations	$1.65	$0.41	$1.24	302%
Discontinued operations	(0.01)	(0.01)	—	—%
Net income	$1.64	$0.40	$1.24	310%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	24.9	29.0	(4.1)	(14)%
Restricted stock	—	0.1	(0.1)	(100)%
Performance share units	0.1	0.2	(0.1)	(50)%
Diluted	25.0	29.3	(4.3)	(15)%
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2015	2014
Unit sales
New vehicle:
Luxury	6,809	6,984	(175)	(3)%
Import	14,581	14,039	542	4%
Domestic	4,770	3,194	1,576	49%
Total new vehicle	26,160	24,217	1,943	8%
Used vehicle retail	19,425	18,205	1,220	7%
Used to new ratio	74.3%	75.2%	(90) bps
Average selling price
New vehicle	$35,619	$35,174	$445	1%
Used vehicle retail	20,988	20,599	389	2%
Average gross profit per unit
New vehicle:
Luxury	$3,466	$3,823	$(357)	(9)%
Import	1,228	1,268	(40)	(3)%
Domestic	1,887	2,317	(430)	(19)%
Total new vehicle	1,930	2,143	(213)	(10)%
Used vehicle	1,570	1,675	(105)	(6)%
Finance and insurance, net	1,443	1,372	71	5%
Front end yield (1)	3,220	3,314	(94)	(3)%
Gross margin
New vehicle:
Luxury	6.7%	7.4%	(70) bps
Import	4.5%	4.7%	(20) bps
Domestic	5.1%	6.6%	(150) bps
Total new vehicle	5.4%	6.1%	(70) bps
Used vehicle retail	7.5%	8.1%	(60) bps
Parts and service	61.9%	61.7%	20 bps
Gross profit margin	15.9%	16.3%	(40) bps
SG&A metrics
Rent expense	$7.8	$7.7	$0.1	1%
SG&A, excluding rent expense as a percent of gross profit	67.5%	66.8%	70 bps
Total SG&A as a percentage of gross profit	70.5%	70.0%	50 bps
Operating metrics
Income from operations as a percentage of revenue	4.2%	4.4%	(20) bps
Income from operations as a percentage of gross profit	26.8%	26.9%	(10) bps
Revenue mix
New vehicle	56.8%	56.7%
Used vehicle retail	24.9%	24.9%
Used vehicle wholesale	3.0%	3.1%
Parts and service	11.3%	11.4%
Finance and insurance	4.0%	3.9%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	19.4%	21.2%
Used vehicle retail	11.7%	12.5%
Used vehicle wholesale	(0.4)%	(0.6)%
Parts and service	44.0%	43.1%
Finance and insurance	25.3%	23.8%
Total gross profit	100.0%	100.0%
_____________________________

(1)	Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2015	2014
Revenue
New vehicle:
Luxury	$353.9	$348.0	$5.9	2%
Import	383.0	358.0	25.0	7%
Domestic	134.5	112.9	21.6	19%
Total new vehicle	871.4	818.9	52.5	6%
Used Vehicle:
Retail	384.3	361.3	23.0	6%
Wholesale	47.0	45.1	1.9	4%
Total used vehicle	431.3	406.4	24.9	6%
Parts and service	175.8	163.8	12.0	7%
Finance and insurance	60.7	55.9	4.8	9%
Total revenue	$1,539.2	$1,445.0	$94.2	7%

Gross profit
New vehicle:
Luxury	$23.6	$25.7	$(2.1)	(8)%
Import	17.0	16.7	0.3	2%
Domestic	7.0	7.4	(0.4)	(5)%
Total new vehicle	47.6	49.8	(2.2)	(4)%
Used Vehicle:
Retail	28.8	29.6	(0.8)	(3)%
Wholesale	(0.9)	(1.3)	0.4	31%
Total used vehicle	27.9	28.3	(0.4)	(1)%
Parts and service:
Customer pay	60.0	56.9	3.1	5%
Reconditioning and preparation	27.3	24.3	3.0	12%
Warranty	16.5	15.3	1.2	8%
Wholesale parts	5.0	4.8	0.2	4%
Total parts and service	108.8	101.3	7.5	7%
Finance and insurance	60.7	55.9	4.8	9%
Total gross profit	$245.0	$235.3	$9.7	4%

SG&A expense	$172.9	$164.5	$8.4	5%
SG&A expense as a percentage of gross profit	70.6%	69.9%	70 bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Three Months Ended December 31,		Increase (Decrease)	% Change
	2015	2014
Unit sales
New vehicle:
Luxury	6,809	6,751	58	1%
Import	13,891	13,304	587	4%
Domestic	3,662	3,194	468	15%
Total new vehicle	24,362	23,249	1,113	5%
Used vehicle retail	18,191	17,511	680	4%
Used to new ratio	74.7%	75.3%	(60) bps

Average selling price
New vehicle	$35,769	$35,223	$546	2%
Used vehicle retail	21,126	20,633	493	2%

Average gross profit per unit
New vehicle:
Luxury	$3,466	$3,807	$(341)	(9)%
Import	1,224	1,255	(31)	(2)%
Domestic	1,912	2,317	(405)	(17)%
Total new vehicle	1,954	2,142	(188)	(9)%
Used vehicle	1,583	1,690	(107)	(6)%
Finance and insurance, net	1,426	1,371	55	4%
Front end yield (1)	3,222	3,319	(97)	(3)%

Gross margin
New vehicle:
Luxury	6.7%	7.4%	(70) bps
Import	4.4%	4.7%	(30) bps
Domestic	5.2%	6.6%	(140) bps
Total new vehicle	5.5%	6.1%	(60) bps
Used vehicle retail	7.5%	8.2%	(70) bps
Parts and service	61.9%	61.8%	10 bps
Gross profit margin	15.9%	16.3%	(40) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)	Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail sales.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2015	2014
REVENUE:
New vehicle	$3,652.5	$3,230.6	$421.9	13%
Used vehicle:
Retail	1,717.5	1,534.9	182.6	12%
Wholesale	214.2	206.6	7.6	4%
Total used vehicle	1,931.7	1,741.5	190.2	11%
Parts and service	740.7	666.6	74.1	11%
Finance and insurance, net	263.4	229.0	34.4	15%
TOTAL REVENUE	6,588.3	5,867.7	720.6	12%
GROSS PROFIT:
New vehicle	203.0	198.3	4.7	2%
Used vehicle:
Retail	136.1	130.0	6.1	5%
Wholesale	(4.3)	(2.3)	(2.0)	87%
Total used vehicle	131.8	127.7	4.1	3%
Parts and service	462.6	412.2	50.4	12%
Finance and insurance, net	263.4	229.0	34.4	15%
TOTAL GROSS PROFIT	1,060.8	967.2	93.6	10%
OPERATING EXPENSES:
Selling, general and administrative	729.9	671.6	58.3	9%
Depreciation and amortization	29.5	26.4	3.1	12%
Other operating (income) expense, net	(0.2)	1.0	(1.2)	(120)%
INCOME FROM OPERATIONS	301.6	268.2	33.4	12%
OTHER (INCOME) EXPENSES:
Floor plan interest expense	16.1	12.4	3.7	30%
Other interest expense, net	44.0	38.9	5.1	13%
Swap interest expense	3.0	2.0	1.0	50%
Loss on extinguishment of long-term debt, net	—	31.9	(31.9)	(100)%
Gain on divestitures	(34.9)	—	(34.9)	NM
Total other (income) expenses, net	28.2	85.2	(57.0)	(67)%
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	273.4	183.0	90.4	49%
Income tax expense	104.0	71.0	33.0	46%
INCOME FROM CONTINUING OPERATIONS	169.4	112.0	57.4	51%
Discontinued operations, net of tax	(0.2)	(0.4)	0.2	(50)%
NET INCOME	$169.2	$111.6	$57.6	52%
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$6.44	$3.75	$2.69	72%
Discontinued operations	(0.01)	(0.02)	0.01	(50)%
Net income	$6.43	$3.73	$2.70	72%
Diluted—
Continuing operations	$6.42	$3.72	$2.70	73%
Discontinued operations	(0.01)	(0.01)	—	—%
Net income	$6.41	$3.71	$2.70	73%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	26.3	29.9	(3.6)	(12)%
Restricted stock	—	0.1	(0.1)	(100)%
Performance share units	0.1	0.1	—	—%
Diluted	26.4	30.1	(3.7)	(12)%
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
KEY OPERATING HIGHLIGHTS (In millions, except per unit data)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2015	2014
Unit sales
New vehicle:
Luxury	25,441	24,275	1,166	5%
Import	61,633	57,980	3,653	6%
Domestic	18,907	13,309	5,598	42%
Total new vehicle	105,981	95,564	10,417	11%
Used vehicle retail	82,589	75,173	7,416	10%
Used to new ratio	77.9%	78.7%	(80) bps
Average selling price
New vehicle	$34,464	$33,806	$658	2%
Used vehicle retail	20,796	20,418	378	2%
Average gross profit per unit
New vehicle:
Luxury	$3,428	$3,736	$(308)	(8)%
Import	1,254	1,368	(114)	(8)%
Domestic	2,036	2,126	(90)	(4)%
Total new vehicle	1,915	2,075	(160)	(8)%
Used vehicle	1,648	1,729	(81)	(5)%
Finance and insurance, net	1,397	1,341	56	4%
Front end yield (1)	3,195	3,264	(69)	(2)%
Gross margin
New vehicle:
Luxury	6.7%	7.3%	(60) bps
Import	4.6%	5.2%	(60) bps
Domestic	5.6%	6.3%	(70) bps
Total new vehicle	5.6%	6.1%	(50) bps
Used vehicle retail	7.9%	8.5%	(60) bps
Parts and service	62.5%	61.8%	70 bps
Gross profit margin	16.1%	16.5%	(40) bps
SG&A metrics
Rent expense	$31.3	$30.8	$0.5	2%
SG&A, excluding rent expense as a percent of gross profit	65.9%	66.3%	(40) bps
Total SG&A as a percentage of gross profit	68.8%	69.4%	(60) bps
Operating metrics
Income from operations as a percentage of revenue	4.6%	4.6%	—
Income from operations as a percentage of gross profit	28.4%	27.7%	70 bps
Revenue mix
New vehicle	55.4%	55.1%
Used vehicle retail	26.1%	26.1%
Used vehicle wholesale	3.3%	3.5%
Parts and service	11.2%	11.4%
Finance and insurance	4.0%	3.9%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	19.1%	20.5%
Used vehicle retail	12.9%	13.4%
Used vehicle wholesale	(0.4)%	(0.2)%
Parts and service	43.6%	42.6%
Finance and insurance	24.8%	23.7%
Total gross profit	100.0%	100.0%
_____________________________

(1)	Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (In millions)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2015	2014
Revenue
New vehicle:
Luxury	$1,281.9	$1,195.7	$86.2	7%
Import	1,556.9	1,451.5	105.4	7%
Domestic	508.1	450.1	58.0	13%
Total new vehicle	3,346.9	3,097.3	249.6	8%
Used Vehicle:
Retail	1,564.9	1,470.2	94.7	6%
Wholesale	194.7	194.9	(0.2)	—%
Total used vehicle	1,759.6	1,665.1	94.5	6%
Parts and service	693.8	638.8	55.0	9%
Finance and insurance	237.8	219.3	18.5	8%
Total revenue	$6,038.1	$5,620.5	$417.6	7%

Gross profit
New vehicle:
Luxury	$86.1	$87.4	$(1.3)	(1)%
Import	72.3	74.9	(2.6)	(3)%
Domestic	28.9	28.3	0.6	2%
Total new vehicle	187.3	190.6	(3.3)	(2)%
Used Vehicle:
Retail	125.2	124.9	0.3	—%
Wholesale	(3.4)	(2.1)	(1.3)	62%
Total used vehicle	121.8	122.8	(1.0)	(1)%
Parts and service:
Customer pay	237.3	225.5	11.8	5%
Reconditioning and preparation	110.4	97.7	12.7	13%
Warranty	64.9	52.9	12.0	23%
Wholesale parts	19.8	19.4	0.4	2%
Total parts and service	432.4	395.5	36.9	9%
Finance and insurance	237.8	219.3	18.5	8%
Total gross profit	$979.3	$928.2	$51.1	6%

SG&A expense	$675.0	$644.5	$30.5	5%
SG&A expense as a percentage of gross profit	68.9%	69.4%	(50) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS (Continued)
(Unaudited)

	For the Twelve Months Ended December 31,		Increase (Decrease)	% Change
	2015	2014
Unit sales
New vehicle:
Luxury	25,063	23,418	1,645	7%
Import	57,562	54,636	2,926	5%
Domestic	14,162	13,309	853	6%
Total new vehicle	96,787	91,363	5,424	6%
Used vehicle retail	74,715	71,833	2,882	4%
Used to new ratio	77.2%	78.6%	(140) bps

Average selling price
New vehicle	$34,580	$33,901	$679	2%
Used vehicle retail	20,945	20,467	478	2%

Average gross profit per unit
New vehicle:
Luxury	$3,435	$3,732	$(297)	(8)%
Import	1,256	1,371	(115)	(8)%
Domestic	2,041	2,126	(85)	(4)%
Total new vehicle	1,935	2,086	(151)	(7)%
Used vehicle	1,676	1,739	(63)	(4)%
Finance and insurance, net	1,387	1,344	43	3%
Front end yield (1)	3,209	3,277	(68)	(2)%

Gross margin
New vehicle:
Luxury	6.7%	7.3%	(60) bps
Import	4.6%	5.2%	(60) bps
Domestic	5.7%	6.3%	(60) bps
Total new vehicle	5.6%	6.2%	(60) bps
Used vehicle retail	8.0%	8.5%	(50) bps
Parts and service	62.3%	61.9%	40 bps
Gross profit margin	16.2%	16.5%	(30) bps
_____________________________
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

(1)	Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail sales.

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures (In millions)
(Unaudited)

	December 31, 2015	December 31, 2014	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$2.8	$2.9	$(0.1)	(3)%
New vehicle inventory	739.2	699.5	39.7	6%
Used vehicle inventory	134.1	141.7	(7.6)	(5)%
Parts inventory	43.9	44.8	(0.9)	(2)%
Total current assets	1,343.0	1,275.4	67.6	5%
Floor plan notes payable	712.2	766.8	(54.6)	(7)%
Total current liabilities	1,007.8	1,039.8	(32.0)	(3)%

CAPITALIZATION:
Long-term debt (including current portion)	$954.3	$697.4	$256.9	37%
Shareholders' equity	314.5	444.9	(130.4)	(29)%
Total	$1,268.8	$1,142.3	$126.5	11%

	December 31, 2015	December 31, 2014
DAYS SUPPLY
New vehicle inventory	62	63
Used vehicle inventory	30	35
_____________________________
Days supply of inventory is calculated based on new and used inventory levels at the end of each reporting period and a 30-day historical cost of sales

Brand Mix - New Vehicle Revenue by Brand-

	For the Year Ended December 31,
	2015	2014
Luxury:
BMW	8%	9%
Mercedes-Benz	7%	8%
Lexus	7%	7%
Acura	5%	5%
Infiniti	3%	4%
Other luxury	6%	5%
Total luxury	36%	38%
Imports:
Honda	16%	17%
Nissan	12%	12%
Toyota	12%	13%
Other imports	6%	6%
Total imports	46%	48%
Domestic:
Ford	11%	7%
Dodge	2%	2%
Chevrolet	3%	2%
Other domestics	2%	3%
Total domestic	18%	14%
Total New Vehicle Revenue	100%	100%

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from continuing operations," and "Adjusted diluted earnings per share ("EPS") from continuing operations." Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

The following tables are reconciliations for our non-core operating items:

	For the Three Months Ended December 31,
	2015	2014
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$41.1	$11.8
Discontinued operations, net of tax	0.1	0.1
Income from continuing operations	41.2	11.9

Non-core items - income:
Gain on divestitures (net of $5.1 million of tax)	(8.4)	—
Loss on extinguishment of long-term debt	—	31.9
Income tax benefit	—	(12.4)
Total non-core items	(8.4)	19.5
Adjusted income from continuing operations	$32.8	$31.4

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$1.64	$0.40
Discontinued operations, net of tax	0.01	0.01
Income from continuing operations	$1.65	$0.41

Total non-core items	(0.34)	0.66
Adjusted diluted EPS from continuing operations	$1.31	$1.07

Weighted average common shares outstanding - diluted	25.0	29.3

	For the Twelve Months Ended December 31,
	2015	2014
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$169.2	$111.6
Discontinued operations, net of tax	0.2	0.4
Income from continuing operations	169.4	112.0

Non-core items - income:
Gain on divestitures (net of $13.3 million of tax)	(21.6)	—
Loss on extinguishment of long-term debt	—	31.9
Income tax benefit	(0.8)	(12.4)
Total non-core items	(22.4)	19.5
Adjusted income from continuing operations	$147.0	$131.5

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$6.41	$3.71
Discontinued operations, net of tax	0.01	0.01
Income from continuing operations	$6.42	$3.72

Total non-core items	(0.85)	0.65
Adjusted diluted EPS from continuing operations	$5.57	$4.37

Weighted average common shares outstanding - diluted	26.4	30.1